Exhibit 10.2

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

by and among

CONN’S, INC.,

FRANCHISE GROUP NEWCO BHF, LLC,

and

FREEDOM VCM INTERCO HOLDINGS, INC.

Dated as of December 18, 2023

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is dated as of December 18, 2023, by and among (i) Conn’s, Inc., a Delaware corporation (the “Company”), (ii) Franchise Group Newco BHF, LLC, a Delaware limited liability company (“FRG Newco”) and (iii) Freedom VCM Interco Holdings, Inc., a Delaware corporation (together with FRG Newco and their respective permitted assignees, the “FRG Investors”, and each, an “FRG Investor”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Investment Agreement (as defined below).

WHEREAS, simultaneously with the execution of this Agreement, the Company, the FRG Investors, W.S. Badcock LLC and Franchise Group, Inc. have entered into an Investment Agreement (as amended, supplemented or otherwise modified from time to time, the “Investment Agreement”), pursuant to which the FRG Investors agreed to contribute and deliver to the Company (or cause to be contributed and delivered to the Company), (i) all of the equity interests in W.S. Badcock LLC (f/k/a W.S. Badcock Corporation) and (ii) the Residual Tranche 2 Receivables, in exchange for the issuance by the Company to the Investors (or designees thereof) of senior preferred convertible stock of the Company, par value $0.01 per share (the “Senior Preferred Stock”); and

WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of the rights, duties and obligations of the Company and the FRG Investors following the consummation of the Contemplated Transactions.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Observer Rights. For so long as the FRG Investors continue to hold at least twenty percent (20%) of the Senior Preferred Stock or Non-Voting Common Stock received upon conversion of the Senior Preferred Stock issued at the Equity Closing, the FRG Investors shall have the right to designate one representative, subject to the consent of the Company (which shall not be unreasonably withheld, conditioned or delayed) (the “FRG Board Observer”), who shall be shall be invited to attend all meetings of the Company’s Board of Directors (the “Board”) or any now existing or hereafter formed committee thereof in a non-voting observer capacity; provided, however, that the Board may require, in its reasonable discretion, that the FRG Board Observer be replaced by a new FRG Board Observer designated by the FRG Investors subject to the consent of the Company (which shall not be unreasonably withheld, conditioned or delayed). The Company shall give the FRG Board Observer copies of all notices, minutes, consents, and other materials and information that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that the FRG Investors shall cause the FRG Board Observer to hold in confidence all information so provided, subject to the right of the FRG Board Observer to disclose such information to the FRG Investors or Affiliates thereof; and provided further, that the Company reserves the right to withhold any information and to exclude the FRG Board Observer from any meeting of the Board or any committee thereof or portion thereof if (a) access to such information or attendance at such meeting would be reasonably likely to result in the loss of the attorney-client privilege between the Company and its counsel, or (b) such information or meeting (or portion thereof) involves the FRG Investors or Affiliates thereof. The initial FRG Board Observer shall be Andrew Laurence, and the Company hereby consents to Andrew Laurence acting as the FRG Board Observer subject to the terms set forth in the first proviso of the first sentence of this Section 1.

2. Transfer Restrictions.

(a) Restrictions.

(i) Until the two-year anniversary of the date hereof (the “Transfer Restricted Period”), no FRG Investor shall, without the approval of the Board, Transfer any Equity Securities whether now or hereinafter owned by such FRG Investor; provided, however, each FRG Investor shall be permitted to Transfer any Equity Securities now or hereafter owned by it without the approval of the Board in connection with the following: (1) Transfers to Affiliates of such FRG Investor or in a Planning Transfer; (2) Transfers pursuant to a pledge of such Equity Securities by such FRG Investor to secure obligations of such FRG Investor or any Affiliate thereof pursuant to a bona fide financing or in connection with the exercise by any lender or agent in respect of any such financing of any rights or remedies thereunder; (3) a Change of Control; (4) Transfers between or among the FRG Investors or between or among the FRG Investors and the Significant Holders; (5) Transfers to the Company, including in connection with the conversion or exchange of any such Equity Securities into other Equity Securities; or (6) a Transfer contemplated by the terms of the immediately following sentence. Notwithstanding anything to the contrary herein, at any time following the eighteen (18) month anniversary of the date hereof, each FRG Investor may distribute any or all of the Equity Securities now or hereinafter owned thereby to the holders of the Equity Securities of such FRG Investor, and any recipient of such Equity Securities in connection with any such distribution shall be free to thereafter Transfer such Equity Securities or any portion thereof in a Qualifying Transfer or a

Permitted Transfer, except that (other than as would otherwise constitute a Permitted Transfer) no Restricted Holder shall have the right to Transfer any Equity Securities received in connection with any such distribution until the expiration of the Transfer Restriction Period and, following such expiration, any such Transfer by a Restricted Holder may only be effected if it is a Qualifying Transfer or a Permitted Transfer.

(ii) Without limiting the foregoing, any Transfer of Equity Securities (other than a Permitted Transfer) by any FRG Investor must be made (1) pursuant to a registered offering under the Securities Act or (2) without registration under the Securities Act in a transaction that is exempt from registration thereunder, including pursuant to Rule 144 under the Securities Act, as such rule may be amended from time to time, and, in each case, to the actual knowledge of such FRG Investor, such Transfer (excluding, for the avoidance of doubt, a Permitted Transfer or a Transfer in an open market transaction) would not result in the transferee (excluding any underwriter in any underwritten public offering or brokerage firm or similar intermediary facilitating a transaction in the Equity Securities) owning five percent (5%) or more of the outstanding Common Stock on an as-converted basis, unless such transferee files or is eligible to file a Schedule 13G (or any successor schedule) with the SEC after giving effect to such Transfer in which case such five percent (5%) limitation shall not apply (any such Transfer to any such five percent (5%) or lower holder or filer of a Schedule 13G in connection therewith, a “Qualifying Transfer”).

(iii) No Transfer of Equity Securities of the FRG Investors to a Permitted Transferee pursuant to Section 2(a)(i)(1), Section 2(a)(i)(2) (but only in connection with the exercise of remedies as set forth therein) or Section 2(a)(i)(6) shall be effective until such time as such Permitted Transferee in any such Transfer has executed and delivered to the Company, as a condition precedent to such Transfer, a joinder to this Agreement substantially in the form attached hereto as Exhibit B.

(iv) Notwithstanding anything contained herein to the contrary, upon the occurrence of an Event of Default the Transfer Restricted Period shall immediately terminate and this Section 2(a) shall be of no force and effect.

3. Standstill; Acquisitions of Securities and Other Matters.

(a) Acquisitions of Common Stock. For a period commencing immediately following the Equity Closing and ending on the earlier of (1) the occurrence of a Termination Event, and (2) three (3) years from the date of this Agreement (the earlier of clauses (1) and (2), the “Expiration Date”), without the prior written approval of the Company, no FRG Investor shall, nor shall any FRG Investor permit its Affiliates, to acquire or purchase any Equity Securities of the Company, other than (i) acquisitions or purchases of such Equity Securities upon the conversion or exchange of any other Equity Securities that are issued pursuant to the Investment Agreement, (ii) acquisitions or purchases of Equity Securities from the Company, including pursuant to the exercise of the preemptive rights set forth in Section 4 hereof, (iii) acquisitions or purchases of Equity Securities in a Permitted Transfer referred to in Section 2(a)(i)(1) or Section 2(a)(i)(6) hereof, (iv) acquisitions or purchases of Equity Securities in the ordinary course of business in connection with any brokerage or market making activities, or (v) acquisitions or purchases in connection with the exercise of any remedies in its capacity as a lender to the Company or any Subsidiary thereof.

(b) Other Restrictions. For a period commencing immediately following the Equity Closing and ending on the Expiration Date, no FRG Investor shall, nor shall any FRG Investor permit its Affiliates, to:

(i) make, initiate, solicit or submit a proposal (public or otherwise) for, or offer of (with or without conditions), any merger, consolidation, business combination, tender or exchange offer of or for (i) a material portion of the assets, properties or businesses of the Company or any of its Subsidiaries or (ii) any of their respective Equity Securities (provided, that, nothing in this clause (a) shall restrict any tender of shares in any such tender or exchange);

(ii) make or in any way participate in any “solicitation” of “proxies” as a “participant” in any “election contest” (as such terms are used in the proxy rules of the Exchange Act);

(iii) propose any matter for submission to a vote of stockholders of the Company or call or seek to call a meeting of the stockholders of the Company;

(iv) grant any proxies with respect to any voting securities of the Company to any Person or deposit any voting securities of the Company in a voting trust or enter into any other agreement with respect to the voting thereof other than as recommended by the Board, including in a proxy solicitation distributed by the Company;

(v) other than as a result of this Agreement, form or join any 13D Group with respect to any voting securities of the Company with any Persons other than the FRG Investors and their Affiliates; or

(vi) take any action, alone or in concert with other Persons, to remove or oppose the election of any Directors or to seek to change the size or composition of the Board.

Notwithstanding the foregoing, and for the avoidance of doubt, none of the foregoing restrictions in this Section 3(b) shall limit or restrict the ability of an FRG Investor or any of their respective Affiliates to (A) privately respond to requests for assistance from, or privately provide advice or assistance or perspectives to, Company management from time to time, (B) act as a director of the Company or a Board observer, (C) enforce any rights or obligations or exercise any remedies in its capacity as a lender to the Company or any Subsidiary thereof, or (D) exercise any rights or remedies under this Agreement, including pursuant to Section 6 hereof.

4. Preemptive Rights.

(a) Each FRG Investor will have the preemptive rights set forth in this Section 4 with respect to any issuance of any Equity Securities that are issued after the date hereof, other than the issuance of Equity Securities (i) pursuant to the acquisition of another Person by the Company or any Subsidiary, whether by purchase of stock, merger, consolidation, purchase of all or substantially all of the assets of such Person or otherwise, provided such acquisition has been approved by the Board and the Equity Securities are being issued to the seller(s) in such acquisition and not as a means of financing such transaction, (ii) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan, employment agreement or other management equity program or arrangement approved by the Board, (iii) by reason of a dividend, stock split, subdivision, reverse split, combination or other distribution on shares of Common Stock or upon the conversion or exchange of any Equity Securities issued in accordance with the terms hereof, including the conversion of any Equity Securities issued to the FRG Investors, (iv) to employees, officers, independent directors or consultants of the Company or any of its Subsidiaries for compensation for services, (v) to any debt holders of the Company or its subsidiaries in connection with debt financing transactions or upon conversion of any duly authorized and then-existing convertible debt, warrants or debentures only to the extent issued in accordance with the terms hereof, (vi) as expressly contemplated by the Investment Agreement, or (vii) as contemplated by that certain Delayed Draw Term Loan and Security Agreement (the “DDTL”), dated as of July 31, 2023, by and among the Company, Conn Appliances, Inc., a Texas corporation, Conn Credit I, LP, a Texas limited partnership, Conn Credit Corporation, Inc., a Texas corporation and W.S. Badcock LLC, a Florida limited liability company, the Significant Holders and the other financial institutions named therein as lenders, and the agent thereto (as amended by Amendment No. 1 to the DDTL, dated as of the date hereof, and as may be further amended, restated or modified from time to time), then, subject to the provisions set forth below, as to each FRG Investor, the Company shall provide written notice (an “Issuance Notice”):

(i) setting forth in reasonable detail (1) the designation and all of the terms and provisions of the Equity Securities proposed to be issued (the “Proposed Securities”), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest or dividend rate and maturity; (2) the price and other terms of the proposed issuance of such Equity Securities; (3) the amount of such Equity Securities proposed to be issued and the percentage of the Company’s outstanding Equity Securities such issuance would represent; and (4) the proposed issuance date, which shall be at least thirty (30) days from the date of such notice; and

(ii) offering to issue to each such FRG Investor a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock, calculated on an as-converted basis, owned by such Preemptive Right Holder immediately prior to such Issuance Notice, by (y) the total number of shares of Common Stock then outstanding on an as-converted basis on such date immediately prior to such Issuance Notice (such portion of Proposed Securities in respect of such FRG Investor, the “Full Allotment” thereof).

(b) Each such FRG Investor must exercise its purchase rights (which may be assigned by such FRG Investor) hereunder by delivering a written notice to the Company within ten (10) days after receipt of such notice from the Company, which notice shall state the dollar amount of Proposed Securities such FRG Investor would like to purchase up to a maximum amount equal to such Preemptive Right Holder’s Full Allotment. To the extent that the Company offers two or more securities to all prospective purchasers in a proposed issuance in units, such as convertible notes coupled with attached warrants (and only in such units), such FRG Investor must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

(c) Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that such FRG Investor have not elected to purchase (the “Unclaimed Securities”) during the ninety (90) days following such expiration on terms not materially more favorable, taken as a whole, to the purchasers thereof than those offered to the FRG Investors (it being understood and agreed that the price at which such Unclaimed Securities are sold must be equal to or greater than the per share purchase price set forth in the Issuance Notice), provided that such ninety (90) day period shall be subject to extension (not to exceed ninety (90) additional days) if definitive documentation in respect of the issuance of the Proposed Securities has been entered into but such issuance has not been consummated pending the receipt of required third party or regulatory approvals. Any Proposed Securities offered or sold by the Company after such ninety (90)-day period (as it may extended as provided herein) must be reoffered to the FRG Investor pursuant to this Section 4.

(d) Except as set forth in this Section 4, the election by any FRG Investor not to exercise such Preemptive Right Holder’s preemptive rights under this Section 4 in any one instance shall not affect such Preemptive Right Holder’s right (other than in respect of a reduction in such Preemptive Right Holder’s percentage holdings) as to any subsequent proposed issuance subject to this Section 4.

5. Information Rights.

(a) The Company shall, and shall cause its Subsidiaries to, permit (i) any holder of Senior Preferred Stock and (ii) the FRG Investors for so long as any FRG Investor and/or an Affiliate thereof (and any Permitted Transferees thereof) Beneficially Own shares of Common Stock, in the aggregate, in excess of 10% of the Common Stock (on an as-converted basis) (clauses (i) and (ii) together, the “Information Rights Holders”), upon the reasonable request of any such Information Rights Holder to provide such Information Rights Holder and its authorized representatives with reasonable access during normal business hours, and upon reasonable advance written notice, to the books and records of the Company and its Subsidiaries.

(b) Without limiting the foregoing, the Company shall, and shall cause its Subsidiaries to, deliver to the FRG Investors the following (provided that the public filing with the SEC of any of the following shall satisfy the delivery requirements to the FRG Investors set forth herein):

(i) within 90 days after the end of each fiscal year of the Company (or such later date as Form 10-K of the Company is required to be filed with the SEC), its audited consolidated balance sheet and audited consolidated statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with generally accepted auditing standards and reported on by an independent public accountants of recognized national standing to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of the Company and its Subsidiaries on a consolidated basis as of the end of and for such fiscal year;

(ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or such later date as Form 10-Q of the Company), its unaudited consolidated balance sheet and unaudited consolidated statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year;

(iii) concurrently with the delivery thereof to BRF Finance Co., LLC, a Delaware limited liability, or otherwise promptly following a request therefor by an FRG Investor, in each case, in respect of any indebtedness of the Company or any Subsidiary under that certain Term Loan and Security Agreement, dated as of December 18, 2023, by and among the Company, as parent and guarantor, Conn Appliances, Inc., a Texas corporation, Conn Credit I, LP, a Texas limited partnership, Conn Credit Corporation, Inc., a Texas corporation, and W.S. Badcock LLC, a Florida limited liability company, as borrowers, the financial institutions from time to time party thereto as lenders and BRF Finance Co., LLC, as administrative agent and collateral agent for the lenders (the “BRF Facility”), copies of all documents, reports, information or other materials provided to (or that would needed to have been provided to) such lender under the BRF Facility as in effect on the date hereof and irrespective of whether such indebtedness remains outstanding; and

(iv) promptly following a request therefor, all other documents, reports, information or other materials requested to satisfy any and all FRG Investor obligations to any bank or lender thereof.

6. Event of Default. If an Event of Default shall occur while any of the Senior Preferred Stock remains outstanding, without limitation of any other rights or remedies, the holders of at least a majority of the Senior Preferred Stock then outstanding (the “Electing Series A Holders”) may elect, by written notice to the Company (“Liquidity Transaction Notice”), to compel the Company to initiate a process to consummate a transaction (the form of which would be determined by the Company, in good faith (a “Liquidity Transaction”)), the net proceeds of which shall be used by the Company to redeem the Senior Preferred Stock in full at a price equal to that payable upon a Mandatory Redemption. The form of any such Liquidity Transaction may, subject to applicable third party and shareholder approval requirements, include, but not be limited to, (i) a sale of the Company and its Subsidiaries, including a sale of all or substantially all of the assets, or a sale of certain assets, lines of business or divisions, in each case, of the Company and its Subsidiaries and/or (ii) a refinancing of the Senior Preferred Stock. In the event that any such Liquidity Transaction is initiated, the Company shall keep the Electing Series A Holders reasonably informed of such Liquidity Transaction process. If, within twelve (12) months of receipt of a Liquidity Transaction Notice, the Company (i) fails to consummate such Liquidity Transaction or (ii) fails to redeem the Senior Preferred Stock in full at a price equal to that payable upon a Mandatory Redemption, then the holders of a majority of the Senior Preferred Stock will thereafter have the right to direct the Liquidity Transaction process and appoint a majority of the Directors of the Board and the Company shall take any and all reasonable actions to effectuate such rights, including by causing the size of the Board to expanded such that designees of the Electing Series A Holders constitute a majority of the members of the Board and thereafter designating such designees as members of the Board to fill such vacancies.

7. Miscellaneous.

(a) Amendment. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed by an authorized representative of the Company and the FRG Investors that hold a majority of the outstanding shares of Common Stock on an as-converted basis that are held by all of the FRG Investors.

(b) Waiver.

(i) Except as expressly set forth herein to the contrary, no failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any party would otherwise have.

(ii) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(c) Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated hereby shall be borne solely and entirely by the party that has incurred such expenses.

(d) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the U.S. return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier (such as Federal Express), two Business Days after mailing; (c) if sent by e-mail before 5:00 p.m. Eastern Time, when transmitted and receipt is confirmed; (d) if sent by e-mail after 5:00 p.m. Eastern Time and receipt is confirmed, on the following Business Day; or (e) if otherwise actually personally delivered, when delivered; provided, that such notices, requests, demands and other communications are delivered to the physical address, e-mail address or facsimile number set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

(a) if to the FRG Investors, to:

Franchise Group, Inc.

109 Innovation Court, Suite J

Delaware, Ohio 43015

Attention: Tiffany McMillan-McWaters

Email: tmcwaters@franchisegrp.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 7th Avenue

New York, NY 10019

Attention: Russell L. Leaf; Jared N. Fertman

Email: rleaf@willkie.com; jfertman@willkie.com

(c) if to the Company, to:

Conn’s, Inc.

2445 Technology Forest Blvd., Suite 800

The Woodlands, TX 77381

Attention: General Counsel

Email: Mark.Prior@conns.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, TX 77002

Attention: Kevin Lewis

Email: klewis@sidley.com

and

Sidley Austin LLP

2021 McKinney Ave., Suite 2000

Dallas, TX 75201

Attention: Bill Howell; Ryan Scofield

Email: bhowell@sidley.com; rscofield@sidley.com

(e) Governing Law; Jurisdiction; Specific Performance; Remedies. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware, including its statute of limitations, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof that would cause the applications of laws of any jurisdiction other than the State of Delaware. In any Legal Proceeding between any of the parties arising out of or relating to this Agreement: (a) each of the parties hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, (solely if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal courts within the State of Delaware) and any appellate court from any thereof; and (b) each of the parties hereto irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any claim (i) that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason; (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (iii) that (x) the claim, action, suit or other Legal Proceeding in any such court is brought in an inconvenient forum; (y) the venue of such claim, action, suit or other Legal Proceeding is improper; or (z) this Agreement or the subject matter hereof may not be enforced in or by such courts. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Legal Requirements, service of any process, summons, notice or document by U.S. registered mail to such Person’s respective address set forth in Section 7(d) will be effective service of process for any claim, action, suit or other Legal Proceeding in the Court of Chancery of the State of Delaware or, to the extent required by Legal Requirements, any state or federal court in the State of Delaware, with respect to any matters to which it has submitted to jurisdiction as set forth in this paragraph. The parties hereto hereby agree that a final judgment in any such claim, suit, action or other Legal Proceeding will be conclusive, subject to any appeal, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance and injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without the requirement for the posting of any bond, this being in addition to any other remedy to which they are entitled at law or in equity. Except as expressly set forth herein to the contrary, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(f) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(F).

(g) Entire Agreement; Counterparts; Electronic Exchanges. This Agreement, including the schedules, exhibits and amendments hereto and thereto shall together constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(h) Construction.

(i) Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

(ii) All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all references to a specific time shall refer to Houston, Texas time. The word “or” is disjunctive but not exclusive.

(iii) For purposes of this Agreement, any and all decisions or other actions made or taken by the FRG Investors shall be made by those FRG Investors that hold a majority of the Common Stock on an as converted basis held by all FRG Investors.

(iv) For purposes of this Agreement, “as converted basis” or similar references means, as it relates to the FRG Investors, the number of shares of Common Stock owned thereby assuming conversion of all Equity Securities of the Company held thereby into shares of Common Stock.

(i) Assignability; No Third-Party Rights. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that, except in connection with a Transfer permitted by the terms of this Agreement, neither this Agreement nor any party’s rights, interests or obligations hereunder may be assigned or delegated by any such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by any party without the prior written consent of the other parties shall be void and of no effect. Except as otherwise expressly provided for herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(j) Severability. Any term or provision of this Agreement (or part thereof) that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement (or part thereof) is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision (or part thereof), to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the introductory paragraph hereof.

COMPANY:

CONN’S, INC.

By:	/s/ Mark Prior
Name: Mark Prior
Title: Senior Vice President and General Counsel

FRG INVESTORS:

FRANCHISE GROUP NEWCO BHF, LLC

By:	/s/ Brian Kahn
Name: Brian Kahn
Title: President and Chief Executive Officer

FREEDOM VCM INTERCO HOLDINGS, INC.

By:	/s/ Andrew Laurence
Name: Andrew Laurence
Title: Vice President, Treasurer

[Signature Page to Investor Rights Agreement]

EXHIBIT A

DEFINITIONS

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of voting securities of the Company that would be required under Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act.

“Beneficial Owner” means, as to any Person, that such Person together with such Person’s Affiliates “beneficially owns” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided, however, that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Senior Preferred Stock, if any, owned by such Person into Common Stock). For this purpose, any Person shall be deemed to “Beneficially Own,” to have “Beneficial Ownership” of, or to be “Beneficially Owning,” or the “Beneficial owner” of any such securities (which securities shall also be deemed “Beneficially Owned” by such Person).

“Change of Control” has the meaning set forth in the Certificate of Designations.

“Certificate of Designations” means the Certificate of Designations of Series A Convertible Preferred Stock of Conn’s, Inc.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as modified by (a) the Certificate of Amendment, dated June 3, 2004, (b) the Certificate of Amendment, dated May 30, 2012 (together with the Certificate of Correction thereto), and (c) the Certificate of Amendment, dated May 29, 2014, and as may be further amended from time to time in accordance with applicable law, its terms, the Investment Agreement and this Agreement.

“Common Stock” means the Non-Voting Common Stock and the common stock of the Company, par value $0.01 per share.

“Event of Default” has the meaning set forth in the Certificate of Designation.

“Equity Securities” of any Person means, with respect to the Company (i) the Common Stock or other securities having the right to vote generally in any election of Directors, (ii) any options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire common shares or other securities having the right to vote generally in any election of Directors, (iii) the Senior Preferred Stock or (iv) any other rights that give the holder thereof any economic interest of a nature accruing to the holders of Common Stock or other securities having the right to vote generally in any election of Directors.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“FRG Investors” has the meaning set forth in the first paragraph of this Agreement.

“Incumbent Directors” means (i) the Directors who are members of the Board as of the date of this Agreement and (ii) any Person who becomes a Director subsequent to the date of this Agreement whose election, nomination for election or appointment was approved (including by approval of the proxy statement of the Company in which such Person is named as a Director nominee) by a vote of at least a majority of the Directors who are Incumbent Directors as of such date of approval.

“Law” means any applicable federal, state, provincial, municipal, local or foreign statute, law, treaty, ordinance, regulation, rule, code, order or rule of common law.

“Mandatory Redemption” means the FRG Investors’ right to require the Company to redeem shares of Senior Preferred Stock pursuant to the Certificate of Designations.

“NASDAQ” means the NASDAQ Global Select Market or its successor.

“Non-Voting Common Stock” means the non-voting common stock of the Company, par value $0.01 per share.

“Permitted Transferee” means any transferee that receives Common Stock or Senior Preferred Stock from an FRG Investor pursuant to Section 2(a)(i).

“Person” means an individual, corporation, partnership, limited liability company, trust, estate, unincorporated organization, association or other legally recognized entity.

“Planning Transfer” means, with respect to any FRG Investor, as applicable thereto, (a) any executor, administrator or testamentary trustee of such FRG Investor’s estate if such FRG Investor dies, (ii) any Person receiving Equity Securities held by such FRG Investor by will, intestacy laws or the laws of descent or survivorship, or (c) any trustee of a trust of which there are no principal beneficiaries other than such FRG Investor or one or more family members of such FRG Investor or other similar estate planning vehicle.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the FRG Investors, as may be amended from time to time.

“Restricted Holders” means each of (i) the FRG Investors as of the Equity Closing, (ii) B. Riley Financial, Inc., (iii) Brian Kahn and (iv) each of their respective controlled Affiliates (except that, for purposes of this definition, the proviso in the definition of “Affiliates” in the Investment Agreement shall not apply to this definition of “Restricted Holders”).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Significant Holders” means (i) The Stephens Group, LLC and (ii) Stephens Investment Holdings, LLC and their respective permitted assignees.

“Strategic Transaction” means (i) a transaction in which a Person or any 13D Group acquires, directly or indirectly, (A) 50% or more of the voting securities of the Company, other than a transaction pursuant to which holders of voting securities of the Company immediately prior to the transaction own, directly or indirectly, 50% or more of the voting securities of the Company or any successor, surviving entity or direct or indirect parent of the Company immediately following the transaction or (B) properties or assets constituting 50% or more of the consolidated assets of the Company and its Subsidiaries or (ii) in any case not covered by clause (i), a transaction in which (A) the Company issues Equity Securities representing 50% or more of its total voting power, including by way of merger or other business combination with the Company or any of its Subsidiaries or (B) the Company engages in a merger or other business combination such that the holders of voting securities of the Company immediately prior to the transaction do not own more than 50% of the voting securities of the Company or any successor, surviving entity or direct or indirect parent immediately following the transaction.

“Subsidiary” means with respect to any Person, another Person of which 50% or more of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

“Transfer” means any sale, pledge, hypothecation, assignment, encumbrance or other transfer or disposition of Equity Securities of the Company, and “Transferred”, “Transferring” and “Transferee” each have a correlative meaning.

“Termination Event” means the occurrence of any of the following events: (a) the Company enters into any definitive agreement providing for a Strategic Transaction, (ii) a tender or exchange offer which if consummated would constitute a Strategic Transaction is made for Equity Securities of the Company, (iii) the Incumbent Directors cease for any reason to constitute a majority of the Board, or (iv) the Required Purchaser Stockholder Approval is not received by the date that is thirty (30) days prior to the expiration of the nomination period for the first annual stockholder meeting of the Company following the date hereof.

EXHIBIT B

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT to Investor Rights Agreement (this “IRA Joinder Agreement”), is made and entered into as of [•], by and among Conn’s, Inc., a Delaware corporation (the “Company”) and the undersigned (the “Joining Stockholder”), and relates to that certain Investor Rights Agreement, dated as of December 18, 2023, by and among (i) the Company, (ii) Franchise Group Newco BHF, LLC, a Delaware limited liability company (“FRG Newco”) and (iii) Freedom VCM Interco Holdings, Inc., a Delaware corporation (together with FRG Newco and their respective permitted assignees, the “FRG Investors”, and each, an “FRG Investor”) (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “IRA Agreement”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the IRA Agreement.

WHEREAS, the Joining Stockholder is acquiring shares of [•]; and

WHEREAS, the Joining Stockholder has agreed to become a party to the IRA Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to be Bound. The Joining Stockholder agrees that, upon the execution of this IRA Joinder Agreement, such Joining Stockholder shall become a party to the IRA Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of IRA Agreement, and such Joining Stockholder(s) shall be deemed an “FRG Investor” thereunder all purposes.

2. Notices. The address, facsimile number and email address to which notices delivered pursuant to the IRA Agreement may be sent to the Joining Stockholder is as follows:

Address: [•]

3. Binding Effect. This IRA Joinder Agreement shall be binding upon and shall insure to the benefit of, and be enforceable by, the Company, the FRG Investors, and the Joining Stockholder and their respective heirs, personal representatives, successors and assigns in accordance with the terms of the IRA Agreement.

4. Severability. If any provision of this IRA Joinder Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court or other judicial or administrative body of competent jurisdiction, the remainder of this Joinder agreement will remain in full force and effect.

5. Counterparts. This Joinder Agreement may be executed in two or more counterparts and by the parties in separate counterparts, each of which when so executed will be deemed to be an original, and all of which taken together will constitute one of the same instrument. Faxed signatures will be valid as originals.

6. Governing Law. This Joinder Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Joinder Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware, including its statute of limitations, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof that would cause the applications of laws of any jurisdiction other than the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed as of the ate first set forth above.

CONN’S, INC.

By:
Name:
Title:

[•]

By:
Name:
Title:

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